Exhibit 10.2
AMENDMENT NO. 7 TO CREDIT AGREEMENT
          AMENDMENT NO. 7 TO CREDIT AGREEMENT dated as of July 18, 2007 (this “Amendment”) among (a) Cardtronics, Inc., a Delaware corporation (the “Borrower”), (b) Cardtronics, LP, a Delaware limited partnership, Cardtronics GP, Inc., a Delaware corporation, and Cardtronics LP, Inc., a Delaware corporation (collectively, the “Guarantors”), (c) the lenders party to the Credit Agreement referred to below (the “Lenders”), (d) the New Lenders (as defined below), and (e) BNP Paribas, as administrative agent (the “Administrative Agent”) for the Lenders.
          PRELIMINARY STATEMENTS:
          1. The Borrower, the Guarantors, the Lenders, the Administrative Agent and others have entered into a Third Amended and Restated First Lien Credit Agreement dated as of May 17, 2005, as amended by Amendment No. 1 to Credit Agreement dated as of July 6, 2005, Amendment No. 2 to Credit Agreement dated as of August 5, 2005, Amendment No. 3 to Credit Agreement dated as of November 17, 2005, Amendment No. 4 to Credit Agreement dated as of February 14, 2006, Amendment No. 5 to Credit Agreement dated as of September 29, 2006 and Amendment No. 6 to Credit Agreement dated as of May 3, 2007 (as so amended, the “Credit Agreement”; capitalized terms used herein and not otherwise defined in this Amendment being used herein as defined in the Credit Agreement);
          2. The Borrower intends to acquire all of the ATM operations in the United States of 7-Eleven, Inc. (the “7-Eleven Acquisition”), and to finance the 7-Eleven Acquisition and related costs and expenses, the Borrower has given notice to the Administrative Agent of the Borrower’s desire to (i) amend the Credit Agreement as provided herein to provide for, among other things, an increase in the Total Revolving Commitment, effective as of the effective date of the amendments set forth herein, to $175 million and (ii) request the consent of the Requisite Lenders to the 7-Eleven Acquisition in accordance with Section 5.04 of the Credit Agreement; and
          3. The Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below, to increase the Total Revolving Credit Commitment to $175 million and to consent to the 7-Eleven Acquisition pursuant to Section 5.04 of the Credit Agreement;
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) Section 1.01 of the Credit Agreement is amended by adding the following definitions in alphabetical order:
Cardtronics Amendment No. 7

     “7-Eleven Acquisition” means the acquisition contemplated by the 7-Eleven Acquisition Agreement.
     “7-Eleven Acquisition Agreement” means the Asset Purchase Agreement dated June 1, 2007 among 7-Eleven, Inc., Vcom Financial Services, Inc., and Cardtronics, LP, a Delaware limited partnership.
     “7-Eleven Acquisition Closing” means the “Closing” as defined in the 7-Eleven Acquisition Agreement.
     “Guaranty Supplements” means (i) the Guaranty Supplement dated July, 2007 between BNP Paribas, as Agent, and ATM National, LLC, and (ii) the Guaranty Supplement dated July, 2007 between BNP Paribas, as Agent, and Cardtronics Holdings, LLC.”
     “Vcom Business” means those services which are provided by the assets acquired in the 7-Eleven Acquisition in addition to typical ATM transactions, including, without limitation, check cashing, bill payment, money transfer and deposit taking services.
     “Vcom Negative EBITDA” means, in respect of any calculation of Adjusted Target EBITDA or EBITDA for any period ending during the first 18 months following the 7-Eleven Acquisition Closing, the Target EBITDA of the Vcom Business for such period to the extent such Target EBITDA is a negative number, in each case not to exceed $10 million in any period of four consecutive fiscal quarters.
          (b) The definition of “Adjusted Target EBITDA” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     “Adjusted Target EBITDA” means, for any period, the sum of the following, each calculated without duplication for the Target or the assets acquired for such period or the Large Program Expenditure for such period, as the case may be: (1) Target EBITDA; plus (2) all of those expenses which have been deducted in calculating Target EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed Acquisition by the Borrower or its Subsidiary as approved by Agent, with such other adjustments as are also approved by the Agent; minus (3) all income or gains which have been added in calculating Target EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed Acquisition by the Borrower as approved by Agent; minus (4) any Vcom Negative EBITDA for such period.
          (c) The definition of “EBITDA” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
Cardtronics Amendment No. 7

     “EBITDA” means, with respect to the Borrower and its Subsidiaries determined on a consolidated basis for the four (4) fiscal quarters immediately preceding the most recent Financial Statement Delivery Date, without duplication, the result of net income less any non-cash income and any Vcom Negative EBITDA to the extent included in determining net income and without giving effect to any non-recurring items, expenses relating to the compensation of sellers in connection with any Permitted Acquisitions or Large Program Expenditures and other transaction expenses and costs pursuant to any Permitted Acquisition or Large Program Expenditure, extraordinary gains or losses from the sale of assets or write-down in the value of assets owned by any Loan Party or any Subsidiary of any Loan Party during such period plus depreciation, amortization, Interest Expense, book taxes and other non cash charges for such period, in each case to the extent deducted in determining net income; provided that, in the case of any consolidated Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary, the amount included in the calculation of EBITDA in respect of any such items or any components thereof shall be the Owned Percentage of the amount that would otherwise be included in the absence of this proviso.
          (d) The definition of “Domestic Subsidiary” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     ““Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is neither a CFC nor a Subsidiary that is held directly or indirectly by a CFC.”
          (e) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     ““Loan Documents” means this Agreement, the Notes, the Intercreditor Agreement, the Guaranty Supplements or any other guaranty of the obligations of the Borrower, any agreement with respect to a Derivative entered into with a Lender or any Affiliate of a Lender existing from time to time and the Security Documents.”
          (f) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     “Maturity Date” means the seventh (7th) anniversary of the Execution Date, unless accelerated pursuant to Section 9.02.
          (g) The definition of “Permanent Securities” in Section 1.01 of the Credit Agreement is amended and restated to read as follows:
     “Permanent Securities” means (a) the Borrower’s 9.25% Senior Subordinated Notes due August 15, 2013 in the original principal amount of $200,000,000 and (b) either (i) the Borrower’s 9.25% Senior
Cardtronics Amendment No. 7

Subordinated Notes due August 15, 2013 – Series B, or (ii) any other new notes with substantially similar covenants and subordination provisions as those described in clause (a) above, in either such case under this clause (b) in an original aggregate principal amount not to exceed $150,000,000 to be issued in connection with the 7-Eleven Acquisition.
          (h) Section 8.03(c) of the Credit Agreement is amended and restated in full to read as follows:
     “Capitalized Lease Obligations and purchase money financing not to exceed $10,000,000 in the aggregate outstanding at any time; provided that Capitalized Lease Obligations and purchase money financing of a Subsidiary that is not a Wholly-Owned Subsidiary shall only be included in an amount equal to the Owned Percentage of such Subsidiary”.
          (i) Section 8.03(i) of the Credit Agreement is amended and restated in full to read as follows:
     “Indebtedness in respect of the Permanent Securities in an aggregate principal amount not to exceed $350,000,000, less principal amounts paid thereunder from time to time;”
          (j) Section 8.06 of the Credit Agreement is amended and restated in full to read as follows:
     “Guaranties. None of the Loan Parties will, directly or indirectly, guarantee the Indebtedness of any Person, or permit any of its Subsidiaries to do so, except:
     (a) endorsements of instruments for deposit or collection in the ordinary course of business;
     (b) guaranties of the Obligations in favor of the Agent, the Lenders or the other holders of the Obligations evidenced by a Loan Document;
     (c) guaranties by the Partnership of any obligations of the Borrower, or guaranties by the Borrower of any obligations of the Partnership, or guaranties by the Partnership or the Borrower of any obligations of any other Subsidiary of the Borrower, in each case in respect of Indebtedness permitted hereby incurred in the ordinary course of business and not otherwise prohibited hereby;
     (d) guaranties of obligations of the Borrower under the Second Lien Loan Documents;
     (e) guaranties of obligations of the Borrower under the Permanent Securities so long as such Subsidiaries are Guarantors hereunder.”
Cardtronics Amendment No. 7

          (k) Section 8.12(b) of the Credit Agreement is amended and restated in full to read as follows:
     “(b) Senior Leverage Ratio. The Borrower will not permit at any time the Senior Leverage Ratio to be greater than the ratio set forth below for each corresponding period set forth below:

Four (4) Quarter Period Ending:	Ratio:
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.50:1.00
March 31, 2008	2.50:1.00
June 30, 2008	2.50:1.00
September 30, 2008	2.50:1.00
December 31, 2008	2.50:1.00
March 31, 2009	2.50:1.00
June 30, 2009	2.50:1.00
September 30, 2009	2.50:1.00
December 31, 2009 and each fiscal quarter-end thereafter	2.25:1.00
          (l) Section 8.12(c) of the Credit Agreement is amended and restated in full to read as follows:
     “(c) Fixed Charge Coverage Ratio. The Borrower will not permit at any time the Fixed Charge Coverage Ratio to be less than the ratio set forth below for each corresponding period set forth below:

Four (4) Quarter Period Ending:	Ratio:
June 30, 2007	1.25:1.00
September 30, 2007	1.25:1.00
December 31, 2007	1.25:1.00
March 31, 2008	1.25:1.00
June 30, 2008	1.25:1.00
September 30, 2008	1.25:1.00
December 31, 2008	1.35:1.00
March 31, 2009	1.35:1.00
June 30, 2009	1.35:1.00
September 30, 2009	1.35:1.00
December 31, 2009 and each fiscal-quarter end thereafter	1.40:1.00
Cardtronics Amendment No. 7

          (m) Section 8.13(a) of the Credit Agreement is amended and restated as full to read as follows:

Test Period Ending:	Amounts:
June 30, 2007	$60,000,000
September 30, 2007	$67,500,000
December 31, 2007	$72,500,000
March 31, 2008 and each fiscal quarter-end thereafter	$75,000,000
          SECTION 2. Conditions of Effectiveness of Amendment.  The amendments to the Credit Agreement set forth in Section 1 shall become effective on the date (which shall be on or before August 30, 2007) (the “Effective Date”) when the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:
     (a) counterparts of this Amendment executed by (i) the Borrower and each Loan Party, (ii) the Administrative Agent, and (iii) each of the Lenders;
     (b) a certificate (i) of the secretary or an assistant secretary or other Responsible Officer of each of the Loan Parties certifying (A) true and complete copies of each of the articles or certificate of incorporation, organization or partnership, as applicable, as amended and in effect, of such Person, the bylaws, regulations, operating agreement, or agreement of limited partnership, as applicable, as amended and in effect, of such Person (or, in each case, that the same have not changed since the most recent certified copies thereof delivered to the Administrative Agent in connection with the initial Advance under the Credit Agreement or any amendments thereto) and the resolutions adopted by the Board of Directors, general partner, requisite members or mangers, as applicable, of such Person, (1) authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is or will be a party and, as to the Borrower, the Advances to be made hereunder, and (2) authorizing Responsible Officers of such Person to negotiate, execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, and (B) the incumbency and specimen signatures of the Responsible Officers of such Person executing any documents on its behalf and (ii) of a Responsible Officer of the Borrower certifying (which certification shall be deemed to be a representation and warranty by the Borrower for all purposes of the Credit Agreement), (A) that there has been no change in the businesses or financial condition of such Person which would reasonably be expected to have a Material Adverse Effect since December 31, 2006, (B) that the representations and warranties set forth in Article VI of the Credit Agreement and the representations and warranties set forth in the Security Documents are true and correct in all material respects as of and as if such representations and warranties were made on, the Effective Date (unless such representation and warranty expressly relates to an earlier date), and (C) that no Default or Event of Default shall
Cardtronics Amendment No. 7

have occurred and be continuing or would result from the transactions contemplated hereby, including the consummation of the 7-Eleven Acquisition and the issuance of the additional Permanent Securities;
     (c) a favorable, signed opinions addressed to the Administrative Agent and the Lenders from Vinson & Elkins L.L.P., counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
     (d) the Administrative Agent shall have received the payment for the Administrative Agent and the Lenders, as applicable, of all fees and expenses agreed upon by such parties and the Borrower to be payable on or prior to the Effective Date, including the fees described in Section 5 below;
     (e) certificates of appropriate public officials as to the existence, good standing and, if material, qualification to do business as a foreign corporation, as applicable, of the Loan Parties and their respective Subsidiaries, in each jurisdiction in which the ownership of their properties or the conduct of their business requires such qualifications;
     (f) a solvency certificate, in form and substance reasonably satisfactory to Administrative Agent, executed by the chief financial officer of the Borrower certifying as to the solvency of each Loan Party before and after giving effect to the 7-Eleven Acquisition, the making of the first Advance after the Effective Date and the application of proceeds thereof;
     (g) evidence reasonably satisfactory to the Agent that the Borrower has received all material governmental, shareholder and third party consents and/or approvals necessary to effect the 7-Eleven Acquisition, expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on any of the Borrower and its Subsidiaries, or the 7-Eleven Acquisition, or that could seek to restrain or threaten any of the foregoing, and the absence of any applicable law or regulation which in the reasonable judgment of the Administrative Agent could have such material adverse conditions or effect;
     (h) such other consents, approvals, opinions or documents as the Administrative Agent may reasonably request.
Cardtronics Amendment No. 7

          SECTION 3. Increase of Total Revolving Commitment. Effective as of the Effective Date, (a) each Person signing this Amendment as a “Lender” which was not a Lender immediately prior to the Effective Date (each such Person being a “New Lender”) shall become and shall be deemed to be a Lender for all purposes of the Loan Documents, (b) the Total Revolving Commitment shall be increased by $50 million to a total of $175 million, and (c) the Commitment of each Lender shall be in the amount set forth under its signature herein.
          SECTION 4. Requisite Lenders’ Consent. Effective as of the Effective Date, the Requisite Lenders as of the Effective Date consent to the 7-Eleven Acquisition pursuant to Section 5.04 of the Credit Agreement.
          SECTION 5. Fees. On or before the Effective Date, the Borrower agrees to pay to the Administrative Agent (a) for the account of each Lender party to the Credit Agreement prior to this Amendment (the “Existing Lenders”) an amendment fee (the “Amendment Fee”) equal to 0.125% of the amount of each Existing Lender’s Revolving Credit Commitment immediately prior to the Effective Date, (b) for the account of each Existing Lender that increases its Commitment pursuant to this Amendment (as shown on the signature pages herein), an additional fee in an amount equal to 0.25% of the amount of such increase, (c) for the account of each New Lender, a fee equal to 0.25% of the amount of such New Lender’s Commitment as of the Effective Date, and (d) a structuring fee for the sole account of the Administrative Agent as separately agreed between the Borrower and the Administrative Agent.
          SECTION 6. Representations and Warranties. The Borrower represents and warrants as follows:
     (a) The execution, delivery and performance by each of the Borrower and each of the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it the contravention of which would be reasonably likely to have a Material Adverse Effect.
     (b) After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).
     (c) After giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default.
          SECTION 7. Reference to and Effect on the Credit Agreement and the Loan Documents.
     (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like
Cardtronics Amendment No. 7

import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     (b) Each of the Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Guaranty does and shall continue to guarantee the Guaranteed Obligations, in each case, as amended by this Amendment.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
          SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[The remainder of this page is intentionally left blank]
Cardtronics Amendment No. 7

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower

CARDTRONICS, INC.

By	/s/ Jack M. Antonini

Name: Jack M. Antonini
Title: President and Chief Executive Officer

Guarantors

CARDTRONICS, LP

By:	CARDTRONICS GP, INC.,
its general partner

By:	/s/ Jack M. Antonini

Name: Jack M. Antonini
Title: President

CARDTRONICS GP, INC.

By:	/s/ Jack M. Antonini

Name: Jack M. Antonini
Title: President

CARDTRONICS LP, INC.

By:	/s/ Peter J. Winnington

Name: Peter J. Winnington
Title: President
Cardtronics Amendment No. 7

BNP PARIBAS, as Administrative Agent

By	/s/ Sean Davenport

Name: Sean Davenport
Title: Director

By	/s/ Matthew R. Wyatt

Name: Matt Wyatt
Title: Vice President
Cardtronics Amendment No. 7

Lenders:

BNP PARIBAS, as Lender

By	/s/ Sean Davenport

Name: Sean Davenport
Title: Director

By	/s/ Matthew R. Wyatt

Name: Matt Wyatt

Commitment: $24,500,000
Cardtronics Amendment No. 7

Lenders:

Bank of America, N.A.

By	/s/ Gary L. Mingle

Name: Gary L. Mingle
Title: Senior Vice-President

Commitment: $24,500,000
Cardtronics Amendment No. 7

Lenders:

JPMorgan Chase Bank, N.A.

By	/s/ Michael Becker

Name: Michael Becker
Title: Vice-President

Commitment: $22,000,000
Cardtronics Amendment No. 7

Lenders:

Wells Fargo Bank, N.A.

By	/s/ John Kallina

Name: John Kallina
Title: Senior Vice-President

Commitment: $22,000,000
Cardtronics Amendment No. 7

Lenders:

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ Jeffrey Skinner

Name: Jeffrey Skinner
Title: Duly Authorized Signatory

Commitment: $22,000,000
Cardtronics Amendment No. 7

Lenders:

AMEGY BANK NATIONAL ASSOCIATION

By	/s/ David C. Moriniere

Name: David C. Moriniere
Title: Vice-President

Commitment: $22,000,000
Cardtronics Amendment No. 7

Lenders:

Allied Irish Banks, plc.

By	/s/ Gregory J. Wiske

Name: Gregory J. Wiske
Title: Vice President

By	/s/ Denise Magyer

Name: Denise Magyer
Title: Vice President

Commitment: $19,500,000
Cardtronics Amendment No. 7

Lenders:

Compass Bank

By	/s/ Payton K. Swope

Name: Payton K. Swope
Title: Vice President

Commitment: $18,500,000
Cardtronics Amendment No. 7